Exhibit 4.1

INCORPORATED UNDER	THE LAWS OF THE STATE OF GEORGIA

SHARES

METRO BANCSHARES, INC.
Authorized Common Stock 50,000,000 Shares
$.01 Par Value

Specimen
Zero
FULLY PAID AND NON-ASSESSABLE

10th	May 2007

SECRETARY	PRESIDENT